Exhibit 5.1

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

July 26, 2016

Newtek Business Services Corp.
1981 Marcus Avenue, Suite 130
Lake Success, New York 11042

Re:	Newtek Business Services Corp.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Newtek Business Services Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to 3,000,0000 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”), pursuant to the Newtek Business Services Corp. 2015 Stock Incentive Plan (the “Plan”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of

(i)	The Company’s Articles of Amendment and Restatement, certified as of the date hereof by an officer of the Company,

(ii)	The Company’s Bylaws, certified as of the date hereof by an officer of the Company,

(iii)	A certificate from the Maryland State Department of Assessments and Taxation as to the good standing of the Company, as of a recent date;

(iv)	Resolutions of the board of directors of the Company relating to the authorization and approval of the preparation and filing of the Registration Statement, and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement and the Plan, certified as of the date hereof by an officer of the Company; and

(v)	Such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed, without independent investigation or verification, the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates and/or representations of officers of the Company. We have also relied on certificates of public officials.

Except as otherwise stated herein, we have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion is limited to the General Corporation Law of the State of Maryland, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of Common Stock pursuant to the Registration Statement and the Plan.

Based upon and subject to the foregoing and out investigation of such matters of law as we have considered advisable, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan and the terms of any other agreements relating to such issuance will be, when issued and paid for in accordance with the Plan and the terms of any other agreements relating to such issuance, validly issued, fully paid, and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Sutherland Asbill & Brennan LLP